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                                                                    EXHIBIT 16.1

SPERGEL MANDELBAUM
 GLUCKMAN & FORSTER LLP
Chartered Accountants





                                                     May 11, 2004



To Whom It May Concern:

         We were the auditors of GGS Plastic Engineering Inc. for the year ended July 31, 2002 and we wish to advise the following:

         1) Our report on the financial statements did not contain an adverse opinion or a disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles.

         2) There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.



                                                     Yours truly,

                                                     SPERGEL MANDELBAUM
                                                      GLUCKMAN & FORSTER LLP

                                                     Per:



                                                     /s/: Ron Forster
                                                     ---------------------------
                                                          Ron Forster CA